CERTIFICATE OF DESIGNATION
                            OF RIGHTS AND PREFERENCES

                                   RELATING TO

                   SERIES E CUMULATIVE SENIOR PREFERRED STOCK

     Boots & Coots International Well Control, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation effective the 27th day of December 2000, adopted the following resolution:

     RESOLVED, out of the Corporation's 5,000,000 authorized shares of preferred stock, par value $0.00001 per share ("Preferred Stock"), there shall be a series of Preferred Stock designated and known as "Series E Cumulative Senior Preferred Stock" consisting of 50,000 shares ("Series E Shares") with an aggregate face value of $5,000,000 ($100.00 per share), and 10,775 additional shares of Series E Cumulative Senior Preferred Stock which may be paid as dividends on such Series E Shares in lieu of cash ("PIK Shares" and, together with the Series E Shares, "Series E Stock") which shall have the following relative rights, preferences, voting powers, qualifications and privileges:

1.    Voting.
      ------

     (a)     General  Voting  Rights.  Except  as  may  otherwise be provided in
             -----------------------
subparagraph 1(b), the terms of the Series E Stock or by law, the Series E Stock shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's By-laws, and the holders of the Series E Stock shall be entitled to vote on all matters submitted to the stockholders for a vote, excluding the election of directors as to which such shares shall not be entitled to any vote, together with the holders of the common stock, $0.00001 par value per share, of the Corporation ("Common Stock"), voting together as a single class with each share of Series F Stock (as defined below) and Common Stock. Each share of Series E Stock shall be entitled to one vote on all such matters.

     (b)  Restrictions  and  Limitations.  For so long as any shares of Series E
          ------------------------------
Stock or Series F Stock remain outstanding, the Corporation shall not, without the approval of the holders of at least a majority of the then outstanding shares of Series E Stock and Series F Stock, voting as a single class;

          (i) redeem, purchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) any shares of Junior Stock, including without limitation, shares of Common Stock;

          (ii) amend, repeal or change any provision of, or add any provision to, this Certificate of Designation;

          (iii) amend, repeal or change any provision of the Corporation's Restated and Amended Certificate of Incorporation or By-laws if such action would materially adversely impact the Series E Stock or Series F Stock or the designation, powers, preferences and rights and the qualifications, limitations and/or restrictions thereof provided for herein;

          (iv) permit any significant subsidiary to issue capital stock to any person other than the Corporation or a wholly owned subsidiary (other than as a nominee for the Corporation or a wholly owned subsidiary of the Corporation to comply with applicable law);

          (v) authorize, designate, issue, and sell shares of preferred stock with powers, rights, and preferences prior or senior to or on a parity with any powers, rights, and preferences of the Series E Stock or Series F Stock; or

          (vi) except for the issuance of Common Stock or warrants or options to purchase Common Stock to employees, officers and directors (collectively, "Stock Awards") pursuant to the Corporation's current incentive plans and such subsequently adopted plans as may be approved by the holders of the Series E Stock and Series F Stock, voting as a single class, issue, in any 12 month period, any Stock Awards (on a fully-diluted basis) exceeding in the aggregate five percent (5%) of the aggregate amount of fully-diluted Common Stock and warrants and options to purchase Common Stock outstanding on the date hereof, provided that at no time shall the aggregate shares of
                          --------
     Common Stock issued or issuable pursuant to Stock Awards granted to persons not employed by the Company on the date hereof who subsequently commence employment with the Company exceed 10% of the fully-diluted Common Stock and warrants and options to purchase Common Stock outstanding.

     (c)     Quorum;  Action  by  Written  Consent.  A majority of the shares of
             -------------------------------------
Series E Stock, represented in person or by proxy, shall constitute a quorum at any meeting of the holders of the Series E Stock. Action may be taken at any meeting of the Series E Stock and Series F Stock holders at which a quorum is present by the holders of a majority of the shares of Series E Stock and Series F Stock, voting together, represented at such meeting in person or by proxy. The holders of Series E Stock and Series F Stock may take action, in lieu of a meeting, by a written consent signed by the holders of such number of shares of Series E Stock and Series F Stock as is required to approve such action at any meeting of the holders of Series E Stock and Series F Stock.

2.    Dividends.
      ---------

     (a)     Cumulative  Dividends.  The holders of record of the Series E Stock
             ---------------------
shall be entitled to receive cumulative dividends at a rate of ten percent (10%) per annum, compounded semi-annually, on the face value ($100.00) denominated thereon (subject to adjustment for stock splits, stock dividends, reorganization, reclassification or similar events (the "Adjusted Face Value")). At the discretion of the Corporation, any and all dividends are payable, from the date of issuance of any shares of Series E Stock through the second anniversary thereof, in additional shares of Series E Stock, each share being valued at $100 for such purposes ("PIK Shares") in lieu of cash. The

Corporation shall, at all times as PIK Shares are authorized for payment hereby, have in reserve an amount of Series E Stock as shall be necessary to pay all dividends in full in the form of PIK Shares. When issued, holders of such PIK Shares shall be entitled to the same rights, preferences, voting powers, qualifications and privileges, including the right to receive cumulative dividends, as the shares of Series E Stock originally issued. Shares of Series E Stock outstanding after the third anniversary of the date of issuance thereof shall thereafter be entitled to receive cumulative cash dividends at a rate twelve percent (12%) per annum, compounded semi-annually, on the Adjusted Face Value.

     (b)     Payment. Dividends on shares  of  Series  E  Stock shall be payable
             -------
semi-annually in arrears, when and as declared by the Board, on December 1 and June 1 of each year or the next business day if such date falls on a Saturday, Sunday, or legal holiday (each such date being herein referred to as a "Dividend Payment Date") to holders of record as they appear on the records of the Corporation on any record date not exceeding sixty (60) days preceding such Dividend Payment Date; provided, however, that if the initial Dividend Payment Date following the issuance of shares of Series E Stock represents less than a full semi-annual period, the dividends for such period shall be due and payable on the next succeeding Dividend Payment Date. Dividends in arrears may be declared by the Board and paid at any time out of funds legally available therefor, without reference to any regular Dividend Payment Date, to holders of record on any record date, not exceeding sixty (60) days preceding the payment date thereof, as may be fixed by the Board.

     (c)  Default  in  Payment.  Dividends  on the Series E Stock, including PIK
          --------------------
Shares, if issued, shall commence to accrue and shall be cumulative from and after the date of initial issuance thereof, whether or not declared by the Board. To the extent that dividends remain unpaid ten (10) business days after the applicable Dividend Payment Date, additional dividends shall accrue thereon at a rate of ten percent (10%) per annum prior to the third anniversary of the initial date of issuance of the Series E Stock and thereafter twelve percent (12%) per annum, until paid and shall be a continuing obligation of the Corporation. Dividends paid on the shares of Series E Stock, including PIK Shares, in an amount less than the total amount of dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (d)  Dividends  on  Common  or  Junior Stock. The Series E Stock shall rank
         ----------------------------------------
senior to all Junior Stock (as defined below) of the Corporation with respect to the payment of dividends. No dividend or distribution (other than a dividend or distribution paid in Common Stock or in any other Junior Stock (as defined below)) shall be declared or paid or set aside for payment on the Common Stock or on any other Junior Stock, nor shall any Common Stock or any other Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of Common Stock or other Junior Stock) unless, in each case, full cumulative dividends on all outstanding shares of the Series E Stock shall have been declared and paid through and including the most recent Dividend Payment Date.

     "Junior Stock" shall include the Common Stock, the 10% Junior Redeemable Convertible Preferred Stock of the Corporation, the Series B Convertible Preferred Stock of the Corporation, the Series C Cumulative Convertible Junior
Preferred Stock of the Corporation, the Series D Cumulative Junior Preferred Stock of the Corporation, the Series G Cumulative Convertible Preferred Stock of the Corporation, Series H Cumulative Convertible Preferred Stock of the Corporation and all other equity securities of the Corporation over which the Series E Stock has preference or priority in the payment of dividends, in the distribution of assets, upon redemption and upon dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

     "Parity Stock" shall include the Series A Cumulative Senior Preferred Stock, the Series F Convertible Senior Preferred Stock of the Corporation (the "Series F Stock") and any other stock or class of stock, the holders of which shall be entitled to the receipt of dividends or of amounts distributable upon redemption or upon dissolution, liquidation or winding up, voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices or values, without preference or priority, one over the other, as between the holders of such stock or class of stock and the holders of shares of the Series E Stock.

     "Senior Stock" shall mean any stock or class of stock the holders of which shall be entitled to the receipt of dividends or of amounts distributable upon redemption or upon dissolution, liquidation or winding up of the Corporation, voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of Series E Stock.


3.     Liquidation.  Upon  any  liquidation,  dissolution  or  winding up of the
       -----------
Corporation, whether voluntary or involuntary, or any Deemed Liquidation (as defined below), before any distribution or payment is made with respect to any Junior Stock, holders of each share of Series E Stock shall be entitled to be paid an amount equal to the Adjusted Face Value denominated thereon plus, in case of each share, an amount equal to all dividends accrued or declared but unpaid thereon, computed to the date payment thereof is made available, and the holders of Series E Stock shall not be entitled to any further payment, such amount payable with respect to Series E Stock being sometimes referred to as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series E Stock, and any and all Parity Stock, after distribution on any Senior Stock, shall be insufficient to permit payment to the holders of Series E Stock of the amount distributable to such parties, then the entire assets of the Corporation available to be so distributed, if any, shall be distributed among the holders of the Series E Stock and the holders of any and all Parity Stock pro rata so that the amount of assets distributed with respect to the Series E Stock and Parity Stock bear to each other the same ratio that Liquidation Payments due per share of Series E Stock and Parity Stock bear to each other. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series E Stock and any Parity Stock shall have been paid in full the entire Liquidation Payments to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Junior Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by reputable overnight courier service, not less than 20 days prior to the payment dates stated therein, to the holders of record of Series E Stock entitled to such Liquidation Payments, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3 ("Deemed Liquidation").

4.    Redemption.
      ----------

     (a)  Optional  Redemption.  The  Corporation  may,  at  its  option  at any
             --------------------
time after the initial date of issuance of the Series E Stock, redeem all or any portion of the outstanding shares of Series E Stock, including the PIK Shares, if any.

     (b)  Redemption Price and Payment. The Series E Stock to be redeemed on the
        -----------------------------
Redemption Date (as defined in paragraph 4(c) hereof) shall be redeemed by paying for each share: (i) if the Redemption Date occurs within twelve (12) months of the date of initial issuance of Series E Stock , 83.33% of the Adjusted Face Value of the Series E Shares, plus an amount equal to all dividends accrued or declared but unpaid thereon, including the full Adjusted Face Value of the PIK Shares, (ii) if the Redemption Date occurs more than twelve (12) months from the date of initial issuance of Series E Stock, at the Adjusted Face Value, plus an amount equal to all dividends accrued or declared but unpaid thereon, including the full Adjusted Face Value of the PIK Shares (in each case as calculated pursuant to subsection (i) or (ii) of this paragraph, the "Redemption Price") computed to the Redemption Date. Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

     (c) Redemption Mechanics. A notice of redemption ("Redemption Notice") will
         --------------------
be sent to the holder(s) of Series E Stock at the address indicated of record on the Corporation's stockholders' list and will indicate (a) the number of shares of Series E Stock held by such holder or holders, (b) the number of shares being redeemed by the Corporation, and (c) the date on which such redemption shall take place (such date being referred to herein as the "Redemption Date"), which date shall not be fewer than thirty (30) days after the date the applicable Redemption Notice is delivered from the Corporation by delivery in person, certified or registered mail, return receipt requested, postage prepaid or by reputable overnight courier service, charges prepaid to the holder. If the Redemption Date shall occur from and after five (5) years from the date of initial issuance of the Series E Stock, then prior to such Redemption Date, holder(s) of Series E Stock may at any time, at their sole election, convert their shares of Series E Stock into shares of Series F Stock pursuant to
Section 5 hereof. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series E Stock being redeemed (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

     (d)  Redeemed  or  Otherwise  Acquired  Shares to be Retired. Any shares of
         --------------------------------------------------------
Series E Stock redeemed pursuant to this paragraph 4 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series E Stock.

     (e)  Priority  of  Redemption.  The Series E Stock shall have priority over
         ------------------------
shares of all Junior Stock, including but not limited to Common Stock, with respect to the rights of redemption set forth in this paragraph 4. In the event the Corporation has insufficient funds to redeem all of the Series E Stock at the then applicable Redemption Price, the Corporation shall not be permitted to redeem shares of Junior Stock until such time as the Corporation has redeemed all of the issued and outstanding Series E Stock.

     (f)  Surrender  of Certificates. Each holder of shares of Series E Stock to
        ---------------------------
be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the principal offices of the Corporation or such other place as the Corporation may designate in writing on the Redemption Date and upon the payment of the full Redemption Price for such shares as set forth in this Paragraph 4 to the order of the person whose name appears on such certificate(s), each surrendered certificate shall be canceled and retired. In the event some but not all of the shares of Series E Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series E Stock which were not redeemed.

     (g) Call Option. Nothing contained in this Paragraph 4 shall conflict or be
          -----------
construed to conflict with the provisions of and transactions which may be executed pursuant to Section 3.3 of the Subordinated Note Restructuring Agreement, dated as of December 28, 2000 (the "Restructuring Agreement") between the Corporation and the Prudential Insurance Company of America (the "Call Option"), which provisions are hereby ratified. Upon election by the Corporation to pay the Call Option Price (as defined in the Restructuring
Agreement), each holder of shares of Series E Stock shall surrender the certificate(s) representing such shares to the Corporation at the principal offices of the Corporation or such other place as the Corporation may designate in writing, on the date of payment of the Call Option Price. Upon payment by the Corporation of the Call Option Price, the Corporation shall accept and retire the certificate(s) representing such shares of Series E Stock.

5.     Optional  Conversion.  From  and  after  five  (5) years from the date of
       --------------------
initial issuance of the Series E Stock, each holder shall have the right, but not the obligation, to convert any or all of his shares of Series E Stock and all accrued but unpaid dividends owing thereon through the date of conversion into shares of Series F Stock. In such event, the number of shares of Series F Stock to be issued on account of each share of Series E Stock shall be equal to the Adjusted Face Value per share of Series E Stock plus the amount of any accrued but unpaid dividends thereon divided by the Adjusted Face Value per share of Series F Stock (the "Per Share Conversion Price").

     (a)     Mechanics  of  Conversion.  To  effect  a  conversion  of shares of
             -------------------------
Series E Stock, the holder shall give written notice to the Corporation of its intention to convert such shares. The Corporation shall send the holder a confirmation notice setting forth the date upon which the conversion is to occur. Such notice shall also state the date, place and time at which the holder of the shares of Series E Stock to be converted is to tender the shares of Series E Stock being converted in exchange for the shares of Series F Stock to be delivered at such time by the Corporation. On the date set forth in such notice, provided that the Corporation tenders the shares of Series F Stock to be issued upon the conversion of the Series E Stock, the shares of Series E Stock to be converted shall no longer be outstanding and shall thereafter represent only the right to receive the shares of Series F Stock issuable upon the conversion thereof. The shares of Series F Stock issuable upon conversion of the Series E Stock shall bear a restrictive legend substantially as follows:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS AND THE DELIVERY TO THE CORPORATION OF A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


     (b)     Fractional Shares, Dividends.  No fractional shares shall be issued
             ----------------------------
upon conversion of Series E Stock into Series F Stock. If any fractional share of Series F Stock would be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder of the Series E Stock being converted an amount in cash equal to the Adjusted Face Value of such share fraction.

     (c)  Stock  to  be  Reserved. The Corporation will at all times reserve and
          ------------------------
keep available out of the authorized Preferred Stock and Common Stock, solely for the purpose of issue upon the conversion of the Series E Stock as herein provided, such number of shares of Series F Stock and, upon conversion of such Series F Stock, Common Stock as shall then be issuable upon the conversion of all outstanding Series E Stock and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Series F Stock and Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation or any other person, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that such shares of Series F Stock and Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc., or of any domestic securities exchange upon which the Common Stock may be listed.

     (d)  No  Reissuance  of  Series E Stock. Shares of Series E Stock which are
          ----------------------------------
converted into shares of Series F Stock as provided herein shall not be reissued.

(e)     Issue  Tax.  The  issuance  of certificates for shares of Series F Stock
        ----------
upon conversion of Series E Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series E Stock which is being converted.

(f)     Closing  of  Books.  The  Corporation will at no time close its transfer
        ------------------
books against the transfer of any Series E Stock or of any shares of Series F Stock issued or issuable upon the conversion of any shares of Series E Stock in any manner which interferes with the timely conversion of such Series E Stock, except as may otherwise be required to comply with applicable securities laws.

     IN WITNESS WHEREOF, said Corporation has caused this Amended Designation of Preferences to be signed by Larry H. Ramming, its Chief Executive Officer, and attested by Dewitt H. Edwards, its Secretary, this the 27th day of December 2000, and by execution hereof does declare and certify that this is the act and deed of the Corporation and the facts herein stated are true.



                                   ___________________________________________
                                   Larry H. Ramming, Chief Executive Officer



                                   ___________________________________________
                                   Dewitt H. Edwards, Secretary